SUB-ITEM 77K:
 CHANGE IN INDEPENDENT
 REGISTERED PUBLIC ACCOUNTING FIRM

On May 14, 2010, the Fund's
Trustees, upon the recommendation
 of the Audit Committee, appointed KPMG LLP
(KPMG) as the Fund's independent
registered public accounting firm.
 On the same date, the Fund's previous
independent registered public
 accounting firm, Ernst & Young LLP
 (E&Y) resigned.  The previous reports
issued by
E&Y on the Fund's financial statements
 for the fiscal years ended August 31,
 2008 and August 31, 2009, contained no
adverse opinion or disclaimer of opinion
 nor were they qualified or modified
as to uncertainty, audit scope or
accounting principles.  During the
Fund's fiscal years August 31, 2008
and August 31, 2009 and the interim period commencing September 1, 2009 and ending
 May 14, 2010,  (i)  there were no
disagreements with E&Y on any matter
of accounting principles or practices,
financial statement disclosure or
auditing scope or procedure, which
disagreements, if not resolved to the
satisfaction of E&Y, would have caused
it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements
for such years; and (ii) there were no
reportable events of the kind described
in Item 304(a) (1) (v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
As indicated above, the Fund has appointed
 KPMG as the independent registered public accounting firm to audit the
Fund's financial statements for the fiscal year ending August 31, 2010. During the
 Fund's fiscal years ended August
31, 2008 and August 31, 2009 and the interim period commencing September 1, 2009 and ending May 14, 2010, neither the Fund nor anyone on its behalf has consulted KPMG on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund's financial statements or
 (ii) concerned the subject of a disagreement
(as defined in paragraph (a)
(1) (iv) of Item 304 of Regulations S-K) or reportable events (as described in paragraph
(a) (1) (v) of said Item 304).







October 29, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:
We have read Item 77-K of Form
 N-SAR dated October 29, 2010,
 of Federated Adjustable Rate Securities
Fund and are in agreement with
the statements contained in the
"Change in Independent Registered
Public Accounting Firm" letter therein.
 We have no basis to agree or disagree
 with other statements of
the registrant contained therein.

       /s/ Ernst & Young LLP